Exhibit (h)(11)(iii)

AMENDMENT TO NON-CUSTODIAL SECURITIES LENDING AGREEMENT

This Amendment is made on October 20, 2020, to the Non-Custodial Securities Lending Agreement dated September 8, 2016 (as amended from time to time, the “Agreement”) between JPMorgan Chase Bank, N.A. (“J.P. Morgan”) and Brighthouse Investment Advisers, LLC on behalf of each series of Brighthouse Funds Trust I and Brighthouse Funds Trust II (formerly known as Met Investors Series Trust and Metropolitan Series Fund, respectively) identified on Annex A to the Agreement (each a “Lender”).

WHEREAS, the parties desire to amend the Agreement as set forth herein.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	The amendment dated September 1, 2020, to the Agreement shall be superseded and replaced by this Amendment.

2.	Schedule 9. The existing Schedule 9 of the Agreement shall be replaced with new Schedule 9, attached hereto, with effect from September 1, 2020.

3.

Unless otherwise provided herein, all terms and conditions of the Agreement are expressly incorporated herein by reference and except as modified hereby, the Agreement is confirmed in all respects. Capitalized words in this Amendment bear the same meaning (except as otherwise amended herein) as in the Agreement.

4.

From and including the date hereof, this Amendment supplements and forms part of the Agreement and accordingly this Amendment and the Agreement shall be treated as one single agreement between the parties and shall continue in full force and effect until terminated as provided therein.

5.	This Amendment may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

6.	This Amendment shall be governed by and construed under the laws of the United States and the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

[SIGNATURE PAGE FOLLOWS]

In Witness whereof, the parties have executed this Amendment as of the date first written above.

Brighthouse Investment Advisers, LLC, on behalf of Brighthouse Funds Trust I and Brighthouse Funds Trust II, in respect of each of their series listed on Annex A of the Agreement	JPMORGAN CHASE BANK, N.A.

By: /s/ Alan R. Otis	By: /s/ George Rennick

Name: Alan R. Otis	Name: George Rennick

Title: Treasurer	Title: Managing Director

Date: October 20, 2020	Date: October 22, 2020

ANNEXA

BRIGHTHOUSE FUNDS TRUST I	BRIGHTHOUSE FUNDS TRUST II

AB Global Dynamic Allocation Portfolio	Baillie Gifford International Stock Portfolio
BlackRock Global Tactical Strategies Portfolio	MetLife Aggregate Bond Index Portfolio
BlackRock High Yield Portfolio	BlackRock Bond Income Portfolio
Clarion Global Real Estate Portfolio	BlackRock Capital Appreciation Portfolio
Loomis Sayles Growth Portfolio	Frontier Mid Cap Growth Portfolio
Wells Capital Management Mid Cap Value Portfolio	Jennison Growth Portfolio
Harris Oakmark International Portfolio	Loomis Sayles Small Cap Core Portfolio
Invesco Comstock Portfolio	Loomis Sayles Small Cap Growth Portfolio
Victory Sycamore Mid Cap Value Portfolio	Brighthouse/Artisan Mid Cap Value Portfolio
Invesco Small Cap Growth Portfolio	Brighthouse/Dimensional International Small
JPMorgan Core Bond Portfolio	Company Portfolio
JPMorgan Global Active Allocation - U.S.	Brighthouse/Wellington Balanced Portfolio
JPMorgan Global Active Allocation - London	Brighthouse/Wellington Core Equity Opportunities
JPMorgan Small Cap Value Portfolio	Portfolio
Loomis Sayles Global Allocation Portfolio	MetLife Mid Cap Stock Index Portfolio
Brighthouse/Aberdeen Emerging Markets Equity	MetLife Stock Index Portfolio
Portfolio	MFS®Total Return Portfolio
Brighthouse/Artisan International Portfolio	MFS®Value Portfolio
Brighthouse/Franklin Low Duration Total Return	MetLife MSCI EAFE®Index Portfolio
Portfolio	MetLife Russell 2000®Index Portfolio
Brighthouse/Templeton International Bond Portfolio	T. Rowe Price Large Cap Growth Portfolio
Brighthouse/Wellington Large Cap Research Portfolio	T. Rowe Price Small Cap Growth Portfolio
Brighthouse Small Cap Value Portfolio - Wells Capital	VanEck Global Natural Resources Portfolio
Brighthouse Small Cap Value Portfolio - Delaware	Western Asset Management Strategic Bond
Investments	Opportunities Portfolio
MFS®Research International Portfolio	Western Asset Management U.S. Government
Morgan Stanley Discovery Portfolio	Portfolio
Invesco Global Equity Portfolio
Western Asset Management Government Income
Portfolio
Schroders Global Multi-Asset- Main
Schroders Global Multi-Asset- QEP
SSGA Growth and Income ETF Portfolio
SSGA Growth ETF Portfolio
TCW Core Fixed Income Portfolio
T. Rowe Price Large Cap Value Portfolio
T. Rowe Price Mid Cap Growth Portfolio
SSGA Emerging Markets Enhanced Index Portfolio
AB International Bond Portfolio

SCHEDULE 9

J.P. Morgan or an “affiliated person” of J.P. Morgan, as defined in Section 2(a)(3) of the Investment Company Act of 1940, is an “affiliated person’’ of the series of Lender listed below by virtue of providing investment advisory services to such series. In respect of any securities loaned from such series, J.P. Morgan shall be entitled to a fee, payable monthly at an annual rate of the average daily value of the Collateral posted by Borrower(s) in respect of securities loaned from such series.

Series	Annual Rate
JPMorgan Core Bond Portfolio Fund	0.01%
JPMorgan Small Cap Value Portfolio Fund	0.03%
JPMorgan Global Active Allocation Portfolio Fund – US	0.015%
JPMorgan Global Active Allocation Portfolio Fund – London	0.02%

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